UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K/A CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2012
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Enzon Pharmaceuticals, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on May 22, 2012 (the “Original Report”) to disclose the compensation arrangements with respect to the appointment of George W. Hebard III as the Company’s interim Principal Executive Officer and interim Chief Operating Officer. This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the compensation arrangements with respect to the appointment of Mr. Hebard. The remainder of the Original Report is unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2012, the Compensation Committee of the Board of Directors of the Company approved the compensation arrangements with respect to the previously-announced appointment of George W. Hebard III as the Company’s interim Principal Executive Officer and interim Chief Operating Officer. Mr. Hebard will receive an annual base salary of $395,000 commencing as of the date of his appointment as the Company’s interim Principal Executive Officer and interim Chief Operating Officer and will be eligible for participation in the Company’s annual cash incentive program with a target bonus of 50% of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: June 26, 2012	By:	/s/ Andrew Rackear
	Name:	Andrew Rackear
	Title:	Vice President and General Counsel